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                                                                      EXHIBIT 23



                         Independent Auditor's Consent

The Board of Directors
Healthcare.com Corporation

         We consent to incorporation by reference in the registration statements (Registration Nos. 33-99034, 333-08295, 333-08293, 333-08287, 333-08283,
333-08279, 333-08271, 333-52165, 333-52155, 333-52145, 333-37572, 333-37562,
333-37560 and 333-37556) on Form S-8 and the registration statements (Registration Nos. 333-55703 and 333-90849) on Form S-3 of Healthcare.com Corporation of our reports dated January 19, 2001, except as to note 15, which is as of January 25, 2001, relating to the consolidated balance sheets of Healthcare.com Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity and cash flows and related schedule for each of the years in the three-year period ended December 31, 2000, which reports appear in the December 31, 2000 annual report on Form 10-K of Healthcare.com Corporation.


                                                      /s/ KPMG LLP
                                                      ------------------------


Atlanta, Georgia
March 30, 2001